EXHIBIT 10-D

COLGATE-PALMOLIVE COMPANY

2007 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Effective January 1, 2007

(Approved by Stockholders on May 4, 2006,

and Amended December 7, 2006 and September 12, 2007)

1. Purpose. The purpose of the Colgate-Palmolive Company 2007 Stock Plan for Non-Employee Directors (the “Plan”) is to attract and retain qualified persons to serve as directors of Colgate-Palmolive Company, a Delaware corporation (the “Company”), to enhance the equity interest of directors in the Company, to solidify the common interests of its directors and stockholders, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company’s performance and progress, by crediting them annually with shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”). If approved by stockholders of the Company at the 2006 Annual Meeting of Stockholders, this Plan shall become effective as of January 1, 2007, replacing the Company’s Stock Plan for Non-Employee Directors, which expires by its terms on December 31, 2006.

2. Effective Date and Term. The Plan shall remain in effect until December 31, 2016, unless sooner terminated by action of the Board of Directors of the Company (the “Board”), subject to Section 12 below to the extent applicable. Awards outstanding as of the date of such termination shall not be affected or impaired by the termination of the Plan.

3. Participation. All Non-Employee Directors shall participate in the Plan. The term “Non-Employee Director” means any individual who is a member of the Board as of January 1, 2007, or who becomes a member of the Board thereafter during the term of the Plan and in each case during such periods as he or she is not an employee of the Company or any of its subsidiaries.

4. Administration; Amendment.

(a) The Plan will be administered by the Employee Relations Committee of the Company (the “Committee”), the members of which are appointed from time to time by the Board, which shall have full power and authority to interpret and construe the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

(b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, unless and to the extent required by the listing standards of the NYSE or to qualify transactions under the Plan for exemption under Rule 16b-3 (“Rule 16b-3”) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto (the “Exchange Act”).

(c) Subject to the above provisions of this Section 4 and to Section 12 below, the Board shall have authority, without stockholder approval, to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, including without limitation new rules that may be promulgated under Section 16 of the Exchange Act, as amended from time to time, and to grant awards which qualify for beneficial treatment under such rules.

5. Shares.

(a) Each Non-Employee Director shall receive compensation at the rate of 2600 shares of Common Stock per full calendar year of service on the Board. Payments shall be made annually on the third business day following the date of the public announcement of the Company’s annual sales and earnings. Either authorized but unissued or Treasury shares shall be used for this purpose. The shares paid pursuant to this Plan shall be in addition to any other compensation to which a Non-Employee Director may be entitled. Each Non-Employee Director will be required to represent that the shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended from time to time, and any successor thereto (the “Securities Act”), and to give a written undertaking, in form and substance satisfactory to the Company, that he or she will not publicly offer or sell or otherwise distribute the shares other than (i) in the manner and to the extent permitted by Rule 144 of the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act, or (iii) pursuant to an effective registration statement.

(b) If an individual becomes a Non-Employee Director during a calendar year, he or she shall receive for that year the number of shares equal to the product of (i) the number of shares to which he or she would have been entitled to under Section 5(a) had he or she been a Non-Employee Director for the full calendar year, and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person was a Non-Employee Director by (y) 12; provided, that for purposes of the foregoing a partial calendar month shall be treated as a whole month. Payments for such an individual shall be made on the third business day following the date of the next public announcement of the Company’s quarterly or annual sales and earnings.

6. Adjustments. In the event of any change in corporate equity capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, spin-off or similar event affecting the equity capital structure of the Company, the Board shall make equitable substitution or adjustments in the number and kind of shares to be granted under the Plan and the number and kind of shares credited to Share Accounts. In the event of a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (as defined below) (other than a spin-off), or other distribution of stock or property of the Company (including an extraordinary cash dividend) not covered by the prior sentence, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or affiliates, the Board may make such substitution or adjustments in the number and kind of shares to be granted under the Plan, in the number and kind of shares credited to Share Accounts, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion. For these purposes, “Disaffiliation” means a subsidiary or affiliate of the Company ceasing to be a subsidiary or affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company of the stock of the subsidiary or affiliate) or a sale of a division of the Company or its affiliates. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section as a result of a cash dividend for which Dividend Equivalents are credited pursuant to Section 7(c) below.

7. Election to Defer Shares.

(a) Types of Elections. Each Non-Employee Director may make an election on an annual basis to defer receipt of all or part of the shares granted under this Plan for a given calendar year (such election, a “Deferral Election,” and such deferred shares, “Deferred Shares”). The Deferral Election may also specify that the Non-Employee Director elects to receive distribution of the Deferred Shares subject to such Deferral Election in accordance with Section 7(d) below in a lump sum (a “Lump Sum Delivery Election”), or in up to ten annual installments (a “Specific Installment Election”). (Lump Sum Delivery Elections and Specific Installment Elections are referred to together as “Delivery Elections.” Delivery Elections and Deferral Elections are referred to together as “Elections.”) Notwithstanding any other provision of this Plan, an individual who first becomes a Non-Employee Director during a particular calendar year shall not be entitled to make a Deferral Election with respect to the shares he or she is granted for that calendar year pursuant to Section 5(b) above.

(b) Making, Revoking and Amending Elections. In order to make a Deferral Election pursuant to Section 7(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Deferral Election setting forth the number of shares to be deferred on such form as may be prescribed by the Committee. The written notice of the Deferral Election, together with any Delivery Election, must be delivered no later than the December 31 prior to the commencement of the calendar year to which the Election relates and shall become irrevocable as of such December 31; provided, that a Deferral Election may be cancelled pursuant to Section 7(f) below. In addition, each Election made for a calendar year shall remain in effect and apply to shares granted under this Plan for subsequent calendar years unless and to the extent that the Non-Employee Director making such Election revokes or amends the Election by filing a new Election on or before December 31 of the first calendar year to which such revocation or amendment applies.

(c) Share Accounts. Deferred Shares shall be credited to a bookkeeping account for the relevant Non-Employee Director (a “Share Account”). As and when the Company declares and pays cash dividends (other than extraordinary cash dividends covered by Section 6 above) with respect to the Common Stock, each Share Account shall be credited with a number (including fractions) of additional shares of Common Stock (“Dividend Equivalents”) equal to (x) the amount of cash that would have been payable as a dividend with respect to the number of shares of Common Stock credited to the Share Account as of the record date for such dividend, if such shares had been actually outstanding, divided by (y) the Fair Market Value of a share of Common Stock on the payment date for such dividend.

(d) Distribution of Deferred Shares. All distributions from a Director’s Share Account of Deferred Shares for which no valid Delivery Election is in effect, together with any related Dividend Equivalents, shall be made to the Non-Employee Director in ten annual installments commencing as soon as practicable following his or her “separation from service” within the meaning of Section 409A of the Code and the Treasury Regulations thereunder (“Separation”). Deferred Shares for which a valid Delivery Election is in effect, together with any related Dividend Equivalents, shall be made in a lump sum, or in the specified number of installments, as the case may be, commencing as soon as practicable following the Separation of the Non-Employee Director. Notwithstanding the foregoing, no distribution of any Dividend Equivalents shall be made or commence until six months after the date they are credited to the Share Account. Distributions will be made in shares of Common Stock unless otherwise determined by the Board or a duly appointed committee of the Board consisting of at least two members, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; provided that no such determination may be made that would cause any transaction under the Plan to fail to be exempt under Section 16(b) of the Exchange Act or fail to qualify as a transaction exempt from registration under the Securities Act. If such shares are to be distributed in installments, such installments shall be equal, provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Non-Employee Director has died or become legally incompetent, all remaining undelivered shares shall be delivered to the Non-Employee Director’s designated beneficiary or legal guardian, respectively, in a single lump sum. References to a Non-Employee Director in this Plan shall be deemed to refer to the Non-Employee Director’s designated beneficiary or legal guardian, where appropriate.

(e) Six-Month Delay. Notwithstanding Section 7(d) above, if the Company determines that a Non-Employee Director is a “specified employee” subject to the special rule of Section 409A(2)(B)(i) of the Code, all distributions from his or her Share Account that would otherwise be made pursuant to Section 7(d) before the date which is six months after his or her Separation shall instead be made in a single lump sum, on or as soon as practicable following the earlier of (i) the date which is six months after his or her Separation and (ii) the date of his or her death.

(f) Early Distribution In Case of Unforeseeable Emergency. A Non-Employee Director shall be entitled to early distribution of all or part of his or her Director’s Trust Account in the event of an “Unforeseeable Emergency,” in accordance with this paragraph. An “Unforeseeable Emergency” means a severe financial hardship to the Non-Employee Director resulting from an illness or accident of the Non-Employee Director, the Non-Employee Director’s spouse or a dependent (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Non-Employee Director, loss of the Non-Employee Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director. The amounts distributed with respect to an unforeseeable emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Non-Employee Director’s assets (to the extent liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this Plan. Any Deferral Election in effect for a Non-Employee Director at the time he or she receives a distribution under this Section 7(f) shall be cancelled and of no further effect as of the date of the distribution.

8. Election to Receive Cash. Each Non-Employee Director may make an annual irrevocable election to receive cash in lieu of shares of Common Stock granted under, and not deferred pursuant to Section 7 of, this Plan, in an amount not to exceed the amount needed to satisfy tax obligations related to the grant (the “Cash Election”), subject to and under the applicable rules and regulations promulgated from time to time by the Committee pursuant to Section 4(a) of this Plan. In order to make a cash election pursuant to this Section 8, a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Cash Election setting forth the amount of shares to be distributed in the form of cash. The written notice of Cash Election must be delivered no later than December 31 prior to commencement of the calendar year to which the Cash Election relates, or such later date as may be permitted by the Committee and as permitted under Rule 16b-3. The amount of cash received pursuant to a Cash Election shall be equal to the mean between the high and low prices of a share of the Common Stock on the New York Stock Exchange composite tape (the “Fair Market Value” of a Share) on the third business day following the date of the public announcement of the Company’s annual sales and earnings multiplied by the amount of shares set forth in the Cash Election.

9. Purchase of Shares.

(a) Subject to Section 9(b), each Non-Employee Director may make an irrevocable election to use all or a stated percentage (in increments of 25%) of his or her non-deferred cash compensation as a Non-Employee Director (including non-deferred retainer fees as a committee chairman, if applicable, to be earned during the forthcoming calendar year and attendance fees earned during the current year) to have purchased Common Stock on his or her behalf (the “Share Purchase Election”). The maximum amount of compensation that may be used by a Non-Employee Director in any year to purchase shares under this Plan shall not exceed $100,000.00. In order to make a Share Purchase Election pursuant to this Section 9(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice setting forth the percentage (in increments of 25%) of the Non-Employee Director’s total non-deferred cash compensation to be used to purchase Common Stock of the Company. All shares of Common Stock of the Company purchased pursuant to this Section must be held at least until six months have elapsed from the date of such purchase.

(b) It is the intention of this Plan that Non-Employee Directors shall have the ability to make a Share Purchase Election on an annual basis provided that such annual Share Purchase Election would not cause the Plan or transactions under the Plan to fail to comply with Rule 16b-3. Subject to the preceding limitation, a Non-Employee Director may make a Share Purchase Election on an annual basis no later than the December 31 prior to the commencement of the calendar year to which the Share Purchase Election relates, or such later date as may be permitted by the Committee and as may be permitted under Rule 16b-3. Any Share Purchase Election made pursuant to Section 9(a) shall remain in effect for subsequent calendar years unless it is revoked or a subsequent different Share Purchase Election is permitted and made in accordance with this Section, which revocation or subsequent Share Purchase Election shall then be applied to subsequent calendar years beginning after it is made.

(c) All purchases of Common Stock under this Section 9 shall be made either on the open market or issued out of treasury stock of the Company on the third business day following the date of release of the Company’s annual sales and earnings. Shares issued by the Company shall be priced at the Fair Market Value on such date. Brokerage fees and any other transaction costs related to open market purchases shall be paid by the Company. Shares purchased pursuant to this Section 9 shall be registered in the name of and delivered to the Non-Employee Director. Adjustments will be paid in cash for any fractional shares.

10. Plan to Comply with Exchange Act. Any Non-Employee Director’s elections hereunder shall be subject to the requirements of the Exchange Act, as interpreted by the Committee, and the Plan shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3). No transaction may be effected pursuant to this Plan if such a transaction is a “Discretionary Transaction” (as defined in Rule 16b-3) that occurs within six months of an “opposite way” Discretionary Transaction (as described in Rule 16b-3(f) under the Exchange Act).

11. Reservation of Rights. Nothing in this Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with any rights of the Company and/or its shareholders to terminate the individual’s service as a director at any time.

12. Plan to Comply with Code Section 409A.

(a) This Plan is intended to comply with Section 409A of the Code to the extent it is applicable to this Plan; however, it is being adopted and submitted to the Company’s shareholders for approval before the promulgation of final regulations under Section 409A. Accordingly, notwithstanding any provision of this Plan other than this Section 12, this Plan may be amended at any time to the extent required in order to comply with Section 409A or to ensure that any portion, or all, of the compensation provided under this Plan will not be subject to 409A, as the Board may determine to be necessary or appropriate.

(b) Each provision of this Plan that involves the deferral of compensation subject to Section 409A of the Code shall be interpreted in a manner that complies with Section 409A of the Code, and each provision that conflicts with such requirements shall not be valid or enforceable. In no event may the Plan be amended in such a way as to accelerate the payment of any amounts credited to Share Accounts as of the effective time of such amendment, except as may be permitted by Section 409A of the Code.

(c) Notwithstanding any other provision of this Plan, under any circumstances permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, the Board may terminate the Plan at any time, and, if it so determines, cause all Share Accounts to be paid out in lump sum payments in cash or shares of Common Stock, as the Board may determine, as soon as practicable following such termination.